Rackspace Announces Full Suite of Cloud Hosting Offers

Acquisitions of Jungle Disk, Slicehost and Launch of Cloud Files Enable
Company to Expand Cloud Hosting Portfolio

AUSTIN, TEXAS - Oct. 22, 2008 - Rackspace® Hosting (NYSE:RAX), the world's leading hosting services provider, today unveiled its cloud hosting strategy which extends the company's technology and service leadership to cloud hosting. In support of its new cloud hosting strategy, the company announced it has agreed to acquire Slicehost and Jungle Disk, and has established relationships with Limelight Networks, Inc. (NASDAQ: LLNW) and Sonian Networks to provide more robust service offerings. Today's announcement will be made at a customer event hosted at the Austin City Limits stage which can be viewed via live video stream at www.rackspacecloudevent.com.

"Cloud computing offers tremendous benefits to our customers that complement our traditional managed hosting services," said Lanham Napier, CEO, Rackspace Hosting. "Being a leader in hosting means being a leader in the cloud. Today, we made clear our intent to have the best suite of cloud offerings. Our new offerings are part of a strategy to bring cloud benefits to all businesses with simple, cost-effective products that everyone can use, backed by the best customer support that only Rackspace can deliver."

Rackspace's acquisition of two innovators in the cloud community, Slicehost and Jungle Disk, bring proven solutions to the suite including on-demand, virtualized servers and online storage software and services, respectively. Slicehost is a leader in Xen-based virtual machine hosting with more than 15,000 "slices" online today. Jungle Disk offers reliable cloud storage solutions that allow users to easily share an unlimited amount of cloud storage between multiple users through a secure, mountable network drive and automatic backup. Over time, Rackspace intends to integrate their capabilities into its complete hosting portfolio to provide business customers a suite of hosting solutions to meet all of their IT needs.

"On-demand computing is the new foundation of hosting," said Jason Seats, founder, Slicehost. "Rackspace gives us the ability to expand the Slicehost offer and meet the needs of the corporate world whose interest in cloud technologies has only just begun. In addition, no one else shares our customer first service philosophy more than Rackspace. It is an obvious fit."

"Rackspace is a natural fit for the next evolution of Jungle Disk," said Dave Wright, CEO and founder, Jungle Disk. "We are creating a set of storage solutions that will help solve rapidly-growing storage problems for businesses. We believe that no one could take this solution to the business world better than Rackspace. Together we will push the cloud revolution and make simple and cost effective storage solutions available to businesses of all sizes."

Rackspace is quickly developing one of the most comprehensive hosting solution suites ranging from dedicated managed servers and hosted email solutions to highly scalable cloud hosting and storage services based on open standards and technologies. Combined, IT departments and small businesses now have a full range of tools to power their computing needs.

Cloud Hosting Portfolio

Rackspace's cloud strategy is supported by three core offerings, all part of Mosso, Rackspace's Cloud Hosting Division. The company's existing Hosting Cloud and CloudFS storage offerings have been re-branded to reflect the company's newly integrated approach:

  Cloud Sites™ -- Rackspace's flagship cloud offering, The Hosting Cloud, is now Cloud Sites. Developed by Mosso, Rackspace's cloud division, it offers a scalable platform for handling huge traffic spikes and a pay-as-you-grow pricing model. Cloud Sites is a heterogeneous environment, supporting both Windows and Linux.

  Cloud Files™ -- Rackspace's internet-based storage service, CloudFS, is now Cloud Files. Cloud Files gives developers instant access to an enterprise-grade storage infrastructure and reduces overall investment and IT costs while providing infinite scalability. Cloud Files offers an industry leading SLA and a highly competitive pricing model with replicated storage starting at $0.15/GB. Also later this year, Limelight Networks will team with Rackspace to allow developers to easily distribute content to millions of end users around the world and bring scalable content delivery and application acceleration services to the masses. While continuing to support the Amazon S3 platform, Jungle Disk will port to Rackspace's Cloud Files system in the coming months. Jungle Disk comes in both desktop and workgroup editions across the Windows, Mac and Linux platforms.

  Cloud Servers™ -- This new hosting solution, which will deliver on-demand server capacity to businesses of all sizes, will leverage key technology developed by Slicehost, which uses Xen virtualization software. Slicehost will remain as the company's developer brand, creating innovative new features driven through shared intellectual property in conjunction with development initiatives from Rackspace. As part of the announcement, Slicehost also announced new, larger slices for high performance computing, lower prices as well as IP sharing for high availability computing.

Rackspace also announced widespread community interest in their cloud suite. A wide set of cloud tool companies have expressed intent to support the Rackspace cloud. The list of companies includes RightScale, CohesiveFT, rPath, SOASTA and Vertica. In addition, Sonian Networks, the leader in cloud mail archiving solutions, and Mailtrust, the Email Hosting division of Rackspace announced they had reached an agreement to offer low cost archiving to Mailtrust's 100,000+ business domains. Through this agreement, Sonian Networks will also port their solution to the Rackspace cloud suite.

The purchase price of the combined acquisitions is approximately $11.5 million payable in cash and stock, with the potential for up to $16.5 million in additional payouts of cash and stock based on certain performance criteria.

For more information on Rackspace's Cloud Hosting offerings, please visit: www.mosso.com.

About Rackspace Hosting

As the world's leader and specialist in hosting, Rackspace Hosting is changing the way businesses worldwide buy IT. Rackspace delivers computing-as-a-service, integrating the industry's best technologies into a flexible service offering, making computing more reliable and affordable. A trusted partner to companies of all sizes, Rackspace enables IT departments to be more effective. Rackspace is distinguished by its award-winning Fanatical Support®, furthering the company's mission to be one of the world's greatest service companies. Rackspace is recognized as one of FORTUNE Magazine's 100 Best companies to work for, ranking number 32 on the 2008 list.  Rackspace's portfolio of hosted IT services includes managed hosting (www.rackspace.com), email hosting (www.mailtrust.com) and cloud hosting (www.mosso.com).  For more information on Rackspace Hosting please visit www.rackspace.com or call 800-961-2888.

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected development, performance or market acceptance associated with the products and services of Slicehost, Jungle Disk, or cloud hosting portfolio products or services; anticipated operational and financial benefits from the acquisitions of Slicehost and Jungle Disk or cloud hosting portfolio products or services; Rackspace's expectations regarding the closing of the acquisitions; expected integration results of the acquisitions; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks relating to the acquisitions include (i) the ability of Rackspace Hosting to complete the acquisitions in a timely manner, or at all, and the difficulty of assimilating the operations and personnel of the acquired companies into Rackspace; (ii) our ability to integrate the acquired services or technologies with our current services, products, and technologies; (iii) the potential disruption of our ongoing business caused by the acquisitions; (iv) difficulty in maintaining controls, procedures, and policies of the acquired businesses; (v) the impairment of relationships with employees, suppliers, and customers as a result of any integration. These risks could prevent us from realizing expected benefits from the acquisitions. Additionally, risks associated with our new cloud strategy and offerings include (i) the reliability, quality or compatibility associated with the offerings, (ii) changes in technology which adversely affect the benefits of the offerings, (iii) slowdowns in the general economy or technology industry that impact consumer spending habits, and (iv) other internal strategy decisions that impact those products. These risks could prevent us from realizing the expected benefits from our cloud strategy and offerings. Other risks are described in Rackspace Hosting's quarterly report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on September 10, 2008. These forward-looking statements are based on information available to Rackspace Hosting as of the date hereof, and except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Editorial Contacts:

Krisana Puccio

Marketing Manager

Mosso

210.312.5238

kpuccio@mosso.com

Angel Schneider

Corporate Communications Manager

Rackspace Hosting

210.312.3752

angel.schneider@rackspace.com

# # #